Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2019 Operating Results

– Signed new leases totaling $12.0 million of base rent at an average of $20 PSF –

– Increased diversified, non-Sears base rent to 89% of total base rent, including signed leases –

– Ended the quarter with nearly $790 million of liquidity, including cash on hand and committed capital –

New York, NY – August 1, 2019 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 221 retail and mixed-use properties totaling approximately 35.1 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and six months ended June 30, 2019.

Summary Financial Results

For the three months ended June 30, 2019:

•	Net loss attributable to common shareholders of $18.1 million, or $0.50 per share
•	Total Net Operating Income (“Total NOI”) of $14.6 million
•	Funds from Operations (“FFO”) of ($6.2) million, or ($0.11) per share
•	Company FFO of ($6.1) million, or ($0.11) per share

For the six months ended June 30, 2019:

•	Net loss attributable to common shareholders of $26.3 million, or $0.73 per share
•	Total Net Operating Income (“Total NOI”) of $38.9 million
•	Funds from Operations (“FFO”) of ($11.3) million, or ($0.20) per share
•	Company FFO of ($11.1) million, or ($0.20) per share

“We continued our strong momentum through the first half of 2019, including second quarter new leasing activity of 687,000 square feet at an average rent of approximately $20.00 per square foot. This brings our total new leasing activity since inception to nearly 8.9 million square feet at an average re-leasing multiple of 4.0x the rent previously paid by Sears.  We are pleased to report that diversified non-Sears tenants now comprise almost 90% of total annual base rent, including signed leases. This leasing activity has driven a robust redevelopment program that now includes 102 projects completed or commenced for a total capital investment of approximately $1.7 billion at targeted incremental yields of approximately 11.0% on an unlevered basis,” said Benjamin Schall, President and Chief Executive Officer.  “Our balance sheet continues to support the execution of our strategy, with approximately $790 million of identified liquidity, and our team continues to expand our relationships with growing retailers, mixed-use developers and institutional capital allocators. We remain focused on utilizing our platform and portfolio of high-quality assets to create first-class retail centers and mixed-use projects that generate long-term value for our shareholders.”

Operating Highlights

During the quarter ended June 30, 2019:

•

Signed new leases totaling 687,000 square feet (603,000 square feet at share) at an average base rent of $20.24 PSF ($19.92 PSF at share).  Since the Company’s inception in July 2015, the Company’s share of new leasing activity has totaled nearly 8.9 million square feet at an average rent of $17.41 PSF, including new retail leases totaling 8.1 million square feet at an average rent of $18.36 PSF.

•

Achieved an average releasing multiple of 3.6x for space currently or formerly occupied by Sears or Kmart, with new retail rents averaging $21.65 PSF compared to $6.01 PSF paid by Sears or Kmart.  Since inception, releasing multiples have averaged 4.1x, with new retail rents at $18.57 PSF compared to $4.56 PSF paid by Sears or Kmart.

•

Increased the Company’s share of annual base rent from diversified, non-Sears tenants to 89.1% of total annual base rent from 56.9% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.  Since inception, diversified, non-Sears rental income has increased by over 275% to $165.5 million, including all signed leases and net of dispositions.

•

Announced new redevelopment activity totaling approximately $40.5 million, including three new projects and the expansion of one previously announced project.  Total redevelopment program to date includes 102 projects completed or commenced representing nearly $1.7 billion of estimated capital investment.

•

Sold four properties totaling 540,000 square feet for gross cash proceeds of $18.7 million.  Since inception, the Company has sold 32 properties totaling 3.3 million square feet for gross cash proceeds of $161.5 million.  Substantially all of these properties were located in smaller markets and a majority were vacant at the time of sale.

•	Signed contracts to sell an additional seven assets for gross proceeds for $48.4 million. As of June 30, 2019, the Company had ten assets under contract to sell for gross proceeds of $63.3 million.

Financial Results

Below is a summary of the Company’s financial results for the three and six months ended June 30, 2019 and June 30, 2018:

(in thousands except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income attributable to Seritage common shareholders	$(18,128)	$(7,996)	$(26,320)	$1,104
Net (loss) income per diluted share attributable to Seritage common shareholders	(0.50)	(0.23)	(0.73)	0.03

Total NOI	14,645	36,460	38,923	73,339

FFO	(6,167)	6,487	(11,345)	17,535
FFO per diluted share	(0.11)	0.12	(0.20)	0.31

Company FFO	(6,062)	8,529	(11,122)	20,958
Company FFO per diluted share	(0.11)	0.15	(0.20)	0.38

Total NOI

The decrease in Total NOI was driven primarily by (i) reduced rental income under the Company’s original master lease (the “Original Master Lease”) with Sears Holdings Corporation (“Sears Holdings”) as a result of previous recapture and termination activity at the Company’s properties and the rejection of the Original Master Lease during the three months ended March 31, 2019 and (ii) the rejection of the master leases between Sears Holdings and certain of the Company’s unconsolidated joint venture properties during the three months ended June 30, 2019.

Since inception, over 26 million square feet of leased space, representing over $110 million of annual base rent, has been taken offline through recapture and termination activity, or as a result of the rejection of the Original Master Lease and the master leases between Sears Holdings and certain unconsolidated joint venture properties. To date, the Company has signed new leases with diversified, non-Sears tenants for an aggregate annual base rent of $154.1 million across 8.9 million square feet of space. A majority of these newly signed leases are categorized as signed not yet opened (“SNO”) leases and are expected to begin paying rent throughout the next 24 months.

In addition, the Company has sold 32 wholly-owned properties and 50% interests in four wholly-owned properties since the beginning of 2018 which has contributed to the decrease in Total NOI.

FFO and Company FFO

The decrease in FFO was driven primarily by the same factors driving the decrease in Total NOI, as well as higher interest expense resulting from the Company’s debt refinancing in the third quarter of 2018.

Portfolio Summary

Below is a summary of the Company’s portfolio as June 30, 2019:

	Wholly Owned	Unconsolidated
	Portfolio	Joint Ventures	Total
Properties	194	27	221

Malls	91	24	115
Strip centers and freestanding	103	3	106

GLA (at share) (000s)	30,274	2,417	32,691
% leased	54.1%	31.8%	52.4%

Unleased space as of June 30, 2019 included approximately 2.9 million square feet of remaining lease-up at announced redevelopment projects, and approximately 12.7 million square feet of additional leasing opportunity at properties throughout the portfolio.

Leasing

New Activity

During the quarter ended June 30, 2019, the Company signed new leases totaling 687,000 square feet (603,000 square feet at share) at an average base rent of $20.24 PSF ($19.92 PSF at share).  On a same-space basis, new rents averaged 3.6x prior rents for space formerly occupied by Sears or Kmart, increasing to $21.65 PSF for new tenants compared to $6.01 PSF paid by Sears or Kmart across 497,000 square feet.

Below is a summary of the Company’s leasing activity, including its proportional share of unconsolidated joint ventures, for the three and six months ended June 30, 2019 and since the Company’s inception in July 2015:

(in thousands, except PSF amounts)
					Since
	Q2 2019		2019 YTD		Inception
Leases	28		57		344
Square feet	603,000		968,000		8,853,000
Annual base rent ($000s)	$12,010		$22,982		$154,146
Annual base rent PSF (1)	$19.92		$23.75		$18.36
Re-leasing multiple (1)(2)	3.6	x	3.9	x	4.1	x

(1)	Excludes certain self storage, auto dealership, medical office and ground leases.
(2)	Excludes densification square footage (e.g. new outparcel developments) and backfill of vacant space not previously occupied by Sears or Kmart.

Rental Income Composition

During the quarter ended June 30, 2019, the Company added $12.0 million of new diversified, non-Sears income and increased annual base rent attributable to diversified, non-Sears tenants to 89.1% of total annual base rent from 56.9% as of June 30, 2018, based on signed leases.

The table below provides a summary of all the Company’s signed leases as of June 30, 2019, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual Base	% of
Tenant	Leases	GLA	Leased GLA	Rent ("ABR")	Total ABR	ABR PSF
Sears/Kmart (1)	54	6,742	39.3%	$20,320	10.9%	$3.01
In-place diversified, non-Sears leases	260	5,946	34.7%	79,756	42.9%	13.41
SNO diversified, non-Sears leases	179	4,452	26.0%	85,740	46.2%	19.26
Sub-total diversified, non-Sears leases	439	10,398	60.7%	165,496	89.1%	15.92
Total	493	17,140	100.0%	$185,816	100.0%	$10.84

(1)

Includes 50 properties subject to a master lease (the “Holdco Master Lease”) between the Company and affiliates of Transform Holdco LLC (“Holdco”), an affiliate of ESL Investments, Inc., and four leases between the Company’s unconsolidated joint ventures and Holdco.

Development

Program Summary

During the quarter ended June 30, 2019, the Company commenced projects totaling approximately $40.5 million, including three new redevelopments and the expansion of one previously announced project.

Below is a summary of the Company’s announced development activity from inception through June 30, 2019, presented at 100% share and including certain assets that have been monetized through sale or joint venture:

(in millions)
				Total				Estimated
	Number	Project	Percentage	Estimated	Spent	Projected Annual Income (2)		Incremental
Project Status	of Projects	Square Feet	Leased	Project Costs (1)	To Date	Total	Incremental	Yield (3)
Complete	18	1.7	94%	$150 - 155	$143
Substantially Complete / Delivered to Tenant(s)	32	3.6	78%	435 - 460	304
Underway	26	4.0	55%	810 - 840	262
Announced	7	0.9	56%	130 - 145	10
Current Projects	83	10.2	70%	$1,525 - 1,600	$719	$207 - 214	$165 - 172	10.3 - 11.3%
Acquired	15			64
Sold	4			30
Total Projects	102			$1,619 - 1,694

(1)	Total estimated project costs include aggregate termination fees of approximately $81.0 million to recapture 100% of certain properties.
(2)	Projected annual income is based on assumptions for stabilized rents to be achieved at space under redevelopment. There can be no assurance that stabilized rent targets will be achieved
(3)	Projected incremental annual income divided by total estimated project costs.

Announced Development Projects

As of June 30, 2019, the Company had originated 87 redevelopment projects since the Company’s inception.  Excluding four projects that have been sold, these projects represent an estimated total investment of $1,525-1,600 million ($1,405-1,480 million at share), of which an estimated $805-880 million ($745-820 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 10.3-11.3%.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception, including certain assets that have been monetized through sale or joint venture:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and Escape Room	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City, Blink Fitness and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Complete
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness, Capri and additional retail and restaurants	56,100	Complete
Westwood, TX	Termination property; site has been leased to Sonic Automotive for an auto dealership	213,600	Complete
Florissant, MO	Site densification; new outparcel for Chick-fil-A	5,000	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart, Ross Dress for Less and Five Below	92,500	Substantially complete
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Substantially complete

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
New Iberia, LA	Termination property; redevelop existing store for Ross Dress for Less, Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Substantially complete
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, Farmer's Furniture, Harbor Freight Tools and small shop retail	87,900	Substantially complete
Mt. Pleasant, PA	Termination property; redevelop existing store for Aldi, Big Lots and additional retail	86,300	Substantially complete
Layton, UT	Termination property; a portion of the space has been leased to Extra Space Storage; existing tenants include Vasa Fitness and small shop retail	172,100	Substantially complete
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger grocery store	107,200	Delivered to tenant(s)
Gainesville, FL	Termination property; repurpose existing store as office space for Florida Clinical Practice Association / University of Florida College of Medicine	139,100	Delivered to tenant(s)
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and small shop retail	17,300	Delivered to tenant(s)
Houston, TX	100% recapture; entered into ground lease with adjacent mall owner; potential to participate in future redevelopment	214,400	Delivered to tenant(s)
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Delivered to tenant(s)
Greensboro, NC	Site densification; new outparcel for Mavis Tires	6,900	Q1 2020	Q4 2020
Middletown, NJ	Termination property; redevelop site for new ShopRite grocery store and additional retail	191,100	Q1 2020	Q2 2021
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional retail	15,400	Sold
Hampton, VA	Site densification; new outparcel for Chick-fil-A	2,200	Sold

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Marshall's, Orangetheory Fitness, Outback Steakhouse, Core Life Eatery and additional small shop retail	133,400	Complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Paducah, KY	Termination property; redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	102,300	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Substantially complete
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants (note: contributed to Cockeysville JV in Q1 2019)	83,500	Substantially complete
Warwick, RI	Termination property (project expansion); redevelop existing store and detached auto center for At Home, BJ's Brewhouse, Raymour & Flanigan, additional retail and restaurants	190,700	Substantially complete
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Substantially complete
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd's Discounts to join current tenant, Aldi	88,400	Substantially complete
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and Ross Dress for Less	79,800	Substantially complete
West Jordan, UT	Termination property (project expansion); redevelop existing store and attached auto center for At Home, Burlington Stores, Planet Fitness and small shop retail	190,300	Substantially complete
Salem, NH	Densify site with new theatre for Cinemark and recapture and repurpose auto center for restaurant space to join existing tenant Dick's Sporting Goods	71,200	Delivered to tenant(s)
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Delivered to tenant(s)
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Delivered to tenant(s)
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Blink Fitness, Round One, additional junior anchors, small shop retail and restaurants	103,900	Delivered to tenant(s)

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Olean, NY	Termination property (project expansion); redevelop existing store for Marshall's, Ollie's Bargain Basement and additional retail	125,700	Delivered to tenant(s)
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Underway	Q3 2019
Roseville, MI	Termination property (project expansion); redevelop existing store for At Home, Hobby Lobby, Chick-fil-A and additional retail	369,800	Underway	Q3 2019
Warrenton, VA	Termination property; redevelop existing store for HomeGoods and additional retail	97,300	Underway	Q3 2019
North Miami, FL	100% recapture; redevelop existing store for Burlington Stores, Michael's and Ross Dress for Less	124,300	Underway	Q4 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and other retail uses	85,200	Underway	Q4 2019
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q4 2019
Chicago, IL (Kedzie)	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts, Five Below, Blink Fitness and additional retail	123,300	Underway	Q4 2019
El Paso, TX	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts and additional retail	114,700	Underway	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Underway	Q4 2019
Pensacola, FL	Termination property; redevelop existing store for BJ's Wholesale, additional retail and restaurants	134,700	Underway	Q1 2020
Fresno, CA	Partial recapture, redevelop existing store and detached auto center for Ross Dress for Less, dd's Discounts and additional retail	78,300	Underway	Q1 2020
Manchester, NH	Termination property; redevelop existing store for Dick's Sporting Goods, Dave & Busters, additional retail and restaurants	117,700	Underway	Q3 2020
Victor, NY	Termination property, redevelop existing store for Dick's Sporting Goods and additional retail	140,500	Underway	Q3 2020
Merced, CA	Termination property; redevelop existing store for Burlington Stores, Ulta Beauty and additional retail	92,600	Q3 2019	Q1 2021
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Sold
Vancouver, WA	Partial recapture; redevelop existing store for Round One, Hobby Lobby and additional retail and restaurants	72,400	Sold
Saugus, MA	Partial recapture; redevelop existing store and detached auto center (temporarily on hold)	99,000	To be determined

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar and additional retail and restaurants	135,200	Complete
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse, Verizon and additional small shop retail and restaurants	142,400	Complete
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Decor, Orchard Supply Hardware, LongHorn Steakhouse, Mission BBQ, Olive Garden and additional small shop retail and restaurants	139,200	Substantially complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for buybuyBaby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail (note: contributed to West Hartford JV in Q2 2018)	147,600	Substantially complete
Wayne, NJ	Partial recapture (project expansion); redevelop existing store and detached auto center for Cinemark, Dave & Busters, Yardhouse and additional retail and restaurants (note: contributed to GGP II JV in Q3 2017)	156,700	Delivered to tenant(s)
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less, Gold's Gym and additional retail	163,800	Delivered to tenant(s)
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One, TJ Maxx, additional retail and restaurants	223,800	Delivered to tenant(s)
Watchung, NJ	100% recapture; demolish full-line store and detached auto center and construct new buildings for Cinemark, HomeSense, Sierra Trading Post, Ulta Beauty, Chick-fil-A, small shop retail and additional restaurants	126,700	Delivered to tenant(s)
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Underway	Q3 2019

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
El Cajon, CA	100% recapture; redevelop existing store and auto center for Ashley Furniture, Bob's Discount Furniture, Burlington Stores and additional retail and restaurants; a portion of the basement has been leased to Extra Space Storage	242,700	Underway	Q3 2019
Anchorage, AK	100% recapture; redevelop existing store for Safeway, Guitar Center, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, additional junior anchors and small shop retail	179,700	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail space leased to Equinox Fitness and a premier mix of experiential shopping, dining, and entertainment concepts (note: contributed to UTC JV in Q2 2018)	206,000	Underway	Q4 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space (note: contributed to Mark 302 JV in Q1 2018)	96,500	Underway	Q4 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Underway	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, AAA Auto Repair Center and additional retail	146,500	Underway	Q1 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Underway	Q1 2020
Roseville, CA	Termination property (project expansion): redevelop existing store and auto center for Cinemark, Round One, AAA Auto Repair Center, additional retail and restaurants	147,400	Underway	Q2 2020
San Antonio, TX	Termination property (project expansion); redevelop existing store for Bed Bath & Beyond, buybuyBaby, Tru Fit and additional retail to complement repurposed auto center occupied by Orvis, Jared's Jeweler and Shake Shack	215,900	Underway	Q2 2020
Ft. Wayne, IN	Termination property (project expansion); redevelop existing store for Dave & Buster's, HomeGoods and additional retail to complement new outparcels for BJ's Brewhouse, Chick-fil-A and Portillo's	96,400	Underway	Q4 2020
Orland Park, IL	100% recapture; redevelop existing store for AMC Theatres, 24 Hour Fitness, additional retail and restaurants	181,900	Q3 2019	Q4 2020
Hialeah, FL	100% recapture (project expansion); redevelop existing store and auto center for Paragon Theaters, Ulta Beauty, Five Below, Panera Bread and additional retail and restaurants	158,100	Q3 2019	Q2 2021
Asheville, NC	100% recapture; redevelop existing store and auto center for Alamo Drafthouse, restaurants and small shop retail	110,600	Q4 2019	Q2 2021

Liquidity

As of June 30, 2019, the Company had approximately $790 million of identified liquidity, including $325.5 million of cash on the balance sheet, the $400 million incremental funding facility under the Company’s senior secured term loan (subject to certain conditions) and assets under contract for sale for anticipated gross cash proceeds of $63.3 million (assets under contract for sale are subject to customary closing conditions and there can be no assurance that such transactions will be consummated).

Dividends

On July 23, 2019, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend will be paid on October 15, 2019 to holders of record on September 30, 2019.

On April 30, 2019, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend was paid on July 15, 2019 to holders of record on June 28, 2019.

As previously announced, the Company’s Board of Trustees does not currently expect to declare additional common dividends for the remainder of 2019, based on its assessment of the Company’s investment opportunities and its expectations of taxable income for the year.  The Board of Trustees will reevaluate this position at the end of 2019, if necessary, to ensure that the Company meets its distribution requirements as a REIT.  The Company’s Board of Trustees expects that cash dividends for the Company’s preferred shares will continue to be paid each quarter.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Original Master Lease and Holdco Master Lease with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings and Holdco space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; Holdco’s termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings and Holdco.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 194 wholly-owned properties and 27 joint venture properties totaling approximately 35.1 million square feet of space across 45 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from the successor to Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

CONDENSED Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Investment in real estate
Land	$686,160	$696,792
Buildings and improvements	932,624	900,173
Accumulated depreciation	(158,446)	(137,947)
	1,460,338	1,459,018
Construction in progress	393,655	292,049
Net investment in real estate	1,853,993	1,751,067
Real estate held for sale	5,277	3,094
Investment in unconsolidated joint ventures	418,967	398,577
Cash and cash equivalents	325,505	532,857
Tenant and other receivables, net	50,388	36,926
Lease intangible assets, net	96,332	123,656
Prepaid expenses, deferred expenses and other assets, net	48,286	29,899
Total assets	$2,798,748	$2,876,076

LIABILITIES AND EQUITY
Liabilities
Term Loan Facility, net	$1,598,276	$1,598,053
Accounts payable, accrued expenses and other liabilities	104,952	127,565
Total liabilities	1,703,228	1,725,618

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 36,828,991 and 35,667,521 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	368	357
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,247,060 shares issued and outstanding as of June 30, 2019 and December 31, 2018	12	13
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018; liquidation preference of $70,000	28	28
Additional paid-in capital	1,144,458	1,124,504
Accumulated deficit	(380,734)	(344,132)
Total shareholders' equity	764,132	780,770
Non-controlling interests	331,388	369,688
Total equity	1,095,520	1,150,458
Total liabilities and equity	$2,798,748	$2,876,076

Seritage Growth Properties

CONDENSED Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE
Rental revenue	$38,697	$48,356	$82,275	$102,133
Management and other fee income	1,814	914	2,096	914
Total revenue	40,511	49,270	84,371	103,047
EXPENSES
Property operating	9,302	6,533	19,539	13,774
Real estate taxes	10,159	9,217	20,351	20,598
Depreciation and amortization	20,194	49,551	46,410	84,218
General and administrative	8,297	8,673	18,056	16,470
Provision for doubtful accounts	—	109	—	170
Total expenses	47,952	74,083	104,356	135,230
Gain on sale of real estate, net	11,612	34,187	32,873	76,018
Equity in loss of unconsolidated joint ventures	(9,944)	(2,158)	(8,722)	(4,740)
Interest and other income	2,175	456	4,773	1,136
Interest expense	(22,141)	(17,862)	(45,595)	(34,281)
Change in fair value of interest rate cap	—	(172)	—	(7)
(Loss) income before taxes	(25,739)	(10,362)	(36,656)	5,943
Provision for taxes	(146)	(240)	(123)	(344)
Net (loss) income	(25,885)	(10,602)	(36,779)	5,599
Net income (loss) attributable to non-controlling interests	8,982	3,831	12,909	(2,042)
Net loss (income) attributable to Seritage	$(16,903)	$(6,771)	$(23,870)	$3,557
Preferred dividends	(1,225)	(1,225)	(2,450)	(2,453)
Net (loss) income attributable to Seritage common shareholders	$(18,128)	$(7,996)	$(26,320)	$1,104

Net (loss) income per share attributable to Seritage Class A and Class C common shareholders - Basic	$(0.50)	$(0.23)	$(0.73)	$0.03
Net (loss) income per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(0.50)	$(0.23)	$(0.73)	$0.03
Weighted average Class A and Class C common shares outstanding - Basic	36,291	35,483	35,983	35,449
Weighted average Class A and Class C common shares outstanding - Diluted	36,291	35,483	35,983	35,588

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
NOI and Total NOI	2019	2018	2019	2018
Net (loss) income	$(25,885)	$(10,602)	$(36,779)	$5,599
Termination fee income	—	—	—	(174)
Management and other fee income	(1,814)	(914)	(2,096)	(914)
Depreciation and amortization	20,194	49,551	46,410	84,218
General and administrative expenses	8,297	8,673	18,056	16,470
Equity in loss of unconsolidated joint ventures	9,944	2,158	8,722	4,740
Gain on sale of real estate	(11,612)	(34,187)	(32,873)	(76,018)
Interest and other income	(2,175)	(456)	(4,773)	(1,136)
Interest expense	22,141	17,862	45,595	34,281
Change in fair value of interest rate cap	—	172	—	7
Provision for income taxes	146	240	123	344
NOI	$19,236	$32,497	$42,385	$67,417
NOI of unconsolidated joint ventures	2,849	5,007	7,159	9,765
Straight-line rent adjustment (1)	(5,923)	(606)	(8,903)	(3,174)
Above/below market rental income/expense (1)	(1,517)	(438)	(1,718)	(669)
Total NOI	$14,645	$36,460	$38,923	$73,339

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of June 30,
Annualized Total NOI	2019	2018
Total NOI (per above)	$14,645	$36,460
Period adjustments (1)	1,355	189
Adjusted Total NOI	16,000	36,649
Annualize	x 4	x 4
Adjusted Total NOI annualized	64,000	146,596
Plus: estimated annual Total NOI from SNO leases	83,168	68,870
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(2,388)	(6,370)
Annualized Total NOI	$144,780	$209,096

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
FFO and Company FFO	2019	2018	2019	2018
Net (loss) income	$(25,885)	$(10,602)	$(36,779)	$5,599
Real estate depreciation and amortization (consolidated properties)	19,800	48,985	45,375	83,098
Real estate depreciation and amortization (unconsolidated joint ventures)	12,755	3,516	15,382	7,309
Gain on sale of real estate	(11,612)	(34,187)	(32,873)	(76,018)
Dividends on preferred shares	(1,225)	(1,225)	(2,450)	(2,453)
FFO attributable to common shareholders and unitholders	$(6,167)	$6,487	$(11,345)	$17,535
Termination fee income	—	—	—	(174)
Change in fair value of interest rate cap	—	172	—	7
Amortization of deferred financing costs	105	1,870	223	3,590
Company FFO attributable to common shareholders and unitholders	$(6,062)	$8,529	$(11,122)	$20,958

FFO per diluted common share and unit	$(0.11)	$0.12	$(0.20)	$0.31
Company FFO per diluted common share and unit	$(0.11)	$0.15	$(0.20)	$0.38

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	36,291	35,483	35,983	35,588
Weighted average OP units outstanding	19,515	20,158	19,815	20,188
Weighted average common shares and units outstanding	55,806	55,641	55,798	55,776